                                                                    Exhibit 99.3

                                DIGITAL VISIONS
                   (FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
                         INDEX TO FINANCIAL STATEMENTS
                             DECEMBER 31, 2000 AND
                         SEPTEMBER 30, 2001 (UNAUDITED)





                                                                            PAGE

Report of Independent Accountants                                             1

Report of Independent Accountants                                             2

Financial Statements

    Balance Sheet                                                             3

    Statement of Operations                                                   4

    Statement of Cash Flows                                                   5

    Statement of Shareholders' Equity                                         6

    Notes to Financial Statements                                           7-14

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
SS&C Technologies, Inc.:


In our opinion, the accompanying balance sheet and the related statements of operations and cash flows present fairly, in all material respects, the financial position of Digital Visions (formerly a business unit of Netzee, Inc.) ("the Company") at December 31, 2000, and the results of its operations and its cash flows for the period from February 29, 2000 through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
January 10, 2002

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
SS&C Technologies, Inc.:


In our opinion, the accompanying statements of operations and cash flows present fairly, in all material respects, the results of operations and cash flows shown therein of Digital Visions, Inc. ("the Predecessor Company") for the period from January 1, 2000 through February 28, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Predecessor Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit of the statements of operations and cash flows provides a reasonable basis for our opinion.



/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
January 10, 2002

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
BALANCE SHEET
DECEMBER 31, 2000 AND SEPTEMBER 30, 2001 (UNAUDITED)
(IN THOUSANDS)


                                                                    COMPANY
                                                         -------------------------------
                                                         DECEMBER 31,      SEPTEMBER 30,
                                                             2000             2001
                                                                            (UNAUDITED)

ASSETS
Current assets
  Accounts receivable                                      $   369           $   480
  Prepaid expenses and other current assets                     48                44
                                                           -------           -------
       Total current assets                                    417               524

Property and equipment, net (Note 4)                           555               511
Acquired technology (net of accumulated
  amortization of approximately $7.1 million and
  $13.5 million, respectively) (Note 3 and Note 11)         18,521               570

Goodwill (net of accumulated amortization of
  approximately $1,747 and $3,319, respectively)
  (Note 3 and Note 11)                                       4,541                --
                                                           -------           -------
       Total assets                                        $24,034           $ 1,605
                                                           =======           =======

LIABILITIES AND PARENT'S EQUITY
Current liabilities
  Accounts payable and accrued expenses                    $   246           $   292
  Accrued compensation                                         100               137
                                                           -------           -------
       Total current liabilities                               346               429

Deferred tax liabilities, net                                2,519                --
                                                           -------           -------

Commitments and contingencies (Note 5)

Parent's equity in business unit                            21,169             1,176
                                                           -------           -------

       Total liabilities and Parent's equity
         in business unit                                  $24,034           $ 1,605
                                                           =======           =======


   The accompanying notes are an integral part of these financial statements.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
STATEMENT OF OPERATIONS
FOR THE PERIODS FROM JANUARY 1, 2000 THROUGH FEBRUARY 28, 2000;
FEBRUARY 29, 2000 THROUGH DECEMBER 31, 2000; FEBRUARY 29, 2000 THROUGH SEPTEMBER 30, 2000 (UNAUDITED) AND JANUARY 1, 2001 THROUGH SEPTEMBER 30, 2001 (UNAUDITED)
(IN THOUSANDS)


                                   PREDECESSOR
                                     COMPANY                                      COMPANY
                                 ---------------        -----------------------------------------------------------
                                                                                FOR THE PERIOD       FOR THE PERIOD
                                  FOR THE PERIOD          FOR THE PERIOD      FROM FEBRUARY 29,     FROM JANUARY 1,
                                 FROM JANUARY 1,        FROM FEBRUARY 29,        2000 THROUGH         2001 THROUGH
                                   2000 THROUGH            2000 THROUGH         SEPTEMBER 30,        SEPTEMBER 30,
                                   FEBRUARY 28,            DECEMBER 31,              2000                 2001
                                       2000                    2000              (UNAUDITED)          (UNAUDITED)

Revenues (Note 2)                     $    246              $  1,714              $  1,083              $  2,481
                                      --------              --------              --------              --------

Operating expenses
  Cost of revenue                          222                 1,394                   933                 2,035
  Amortization                              --                 8,870                 6,209                 7,983
  General and administrative               509                 2,322                 1,849                 1,489
  Selling and marketing                    148                   762                   346                   989
  Impairment charge (Note 11)               --                    --                    --                14,509
                                      --------              --------              --------              --------
                                           879                13,348                 9,337                27,005

    Loss from operations                  (633)              (11,634)               (8,254)              (24,524)
                                      --------              --------              --------              --------

Interest expense                           194                    13                    12                    --
                                      --------              --------              --------              --------

Net loss before tax benefit               (827)              (11,647)               (8,266)              (24,524)
                                      --------              --------              --------              --------

Tax benefit                                 --                 3,769                 2,667                 2,519
                                      --------              --------              --------              --------

Net loss                              $   (827)             $ (7,878)             $ (5,599)             $(22,005)
                                      --------              --------              --------              --------


   The accompanying notes are an integral part of these financial statements.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
STATEMENT OF CASH FLOWS
FOR THE PERIODS FROM JANUARY 1, 2000 THROUGH FEBRUARY 28, 2000;
FEBRUARY 29, 2000 THROUGH DECEMBER 31, 2000; FEBRUARY 29, 2000 THROUGH SEPTEMBER 30, 2000 (UNAUDITED) AND JANUARY 1, 2001 THROUGH SEPTEMBER 30, 2001 (UNAUDITED)
(IN THOUSANDS)



                                               PREDECESSOR
                                                 COMPANY                                   COMPANY
                                             ---------------      -----------------------------------------------------------
                                                                                         FOR THE PERIOD      FOR THE PERIOD
                                              FOR THE PERIOD        FOR THE PERIOD     FROM FEBRUARY 29,     FROM JANUARY 1,
                                             FROM JANUARY 1,      FROM FEBRUARY 29,       2000 THROUGH        2001 THROUGH
                                               2000 THROUGH          2000 THROUGH        SEPTEMBER 30,        SEPTEMBER 30,
                                               FEBRUARY 28,          DECEMBER 31,             2000                2001
                                                   2000                  2000             (UNAUDITED)          (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $   (827)              $ (7,878)           $ (5,599)              $(22,005)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
      Depreciation and amortization                 252                  8,988               6,274                  8,126
      Impairment charge                              --                     --                  --                 14,509
      Deferred tax benefits                          --                 (3,769)             (2,667)                (2,519)
      Changes in assets and liabilities:
        Accounts receivable                          53                   (279)               (196)                  (111)
        Prepaid expenses and other current
        assets                                       --                    (41)                (59)                     4
        Accounts payable and accrued
        liabilities                                  95                   (609)               (709)                    91
        Deferred revenue                            (37)                   (36)                (36)                    --
                                               --------               --------            --------               --------
          Net cash used in operating
          activities                               (464)                (3,624)             (2,992)                (1,905)
                                               --------               --------            --------               --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment               (20)                  (348)               (348)                   (99)
                                               --------               --------            --------               --------
          Net cash used in investing
          activities                                (20)                  (348)               (348)                   (99)
                                               --------               --------            --------               --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of notes payable                     (1,955)                (3,095)             (3,095)                    --
  Exercise of stock warrants                      2,428                     --                  --                     --
  Preferred stock dividend                         (100)                    --                  --                     --
  Repayment of capital lease obligations            (10)                   (56)                (56)                    (8)
  Parent advances                                    --                  7,123               6,491                  2,012
                                               --------               --------            --------               --------
          Net cash provided by financing
          activities                                363                  3,972               3,340                  2,004
                                               --------               --------            --------               --------

Net increase (decrease) in cash                    (121)              $     --            $     --               $     --
                                                                      --------            --------               --------

Cash at beginning of period                         121
                                               --------

Cash at end of period                          $     --
                                               --------


   The accompanying notes are an integral part of these financial statements.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE PERIODS FROM JANUARY 1, 2000 THROUGH FEBRUARY 28, 2000; FEBRUARY 29, 2000 THROUGH DECEMBER 31, 2000; AND JANUARY 1, 2001 THROUGH SEPTEMBER 30, 2001 (UNAUDITED)
(IN THOUSANDS) EXCEPT SHARE AMOUNTS

                                                                          ADDITIONAL
                                                   COMMON STOCK            PAID-IN       ACCUMULATED
                                               SHARES         AMOUNT       CAPITAL         DEFICIT         TOTAL

Balance, December 31, 1999                    2,318,333     $      23     $   4,235      $  (9,222)     $  (4,964)

   Issuance of common stock in connection
     with the exercise of warrants            1,306,636            13         2,415             --          2,428

   Preferred stock dividends                         --            --           (39)            --            (39)

   Accretion of mandatorily redeemable
     preferred stock                                 --            --          (547)            --           (547)

   Conversion of preferred stock                650,852             7         2,173             --          2,180

   Net loss                                          --            --            --           (827)          (827)
                                              ---------     ---------     ---------      ---------      ---------

Balance, February 28, 2000                    4,275,821     $      43     $   8,237      $ (10,049)     $  (1,769)
                                              ---------     ---------     ---------      ---------      ---------



                                              PARENT'S
                                               EQUITY
                                             IN BUSINESS
                                                UNIT
Balance at February 29, 2000                  $ 21,924

Net loss                                        (7,878)

Parent advances                                  7,123
                                              --------

Balance at December 31, 2000                    21,169

Net loss (unaudited)                           (22,005)

Parent advances (unaudited)                      2,012
                                              --------

Balance at September 30, 2001 (unaudited)     $  1,176
                                              --------


   The accompanying notes are an integral part of these financial statements.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


1.     ORGANIZATION AND NATURE OF OPERATIONS

       BUSINESS AND BASIS OF PRESENTATION
       Digital Visions, Inc. ("Predecessor Company") was formed in 1995 and prior to 2000 was a private, Minnesota based corporation. On March 7, 2000, Netzee, Inc. ("Netzee") acquired substantially all the assets of Digital Visions, Inc. and assumed certain of its liabilities (see Note
       3). The acquisition has been accounted for effective February 28, 2000. Subsequent to the acquisition, Netzee managed the assets and assumed liabilities of the former Digital Visions, Inc. as a business unit ("Digital Visions" or the "Company"). On November 15, 2001, SS&C Technologies, Inc. acquired substantially all of the assets and assumed certain liabilities of the Digital Visions business unit from Netzee (see
       Note 12).

       The Company and the Predecessor Company provide Internet-based financial information tools to community financial institutions, and provide value-priced, user defined, asset/liability risk and investment analysis tools and related customer support.

       The accompanying financial statements have been prepared for the purpose of reporting the business of the Company and the Predecessor Company on a stand-alone basis. For the period January 1, 2000 through February 28, 2000, the financial statements have been prepared based on the historical basis of the Predecessor Company's assets and liabilities. For the period February 29, 2000 through December 31, 2000, the financial statements have been prepared based on the fair value of the Company's assets and liabilities as acquired by Netzee. During the period February 29, 2000 through September 30, 2001, such financial statements have been derived and carved-out of those of Netzee. For the period from March 7, 2000 through September 30, 2001, the assets of Digital Visions were pledged as collateral under a Netzee revolving line of credit arrangement.

       Through September 30, 2001, Netzee provided certain general and administrative services to the Company. Expenses allocated to the Company include salaries and fringe benefits of human resource and accounting functions and general insurance. For the period from February 29, 2000 through December 31, 2000 and the nine months ended September 30, 2001 such expenses were $130 and $117. Management believes that the basis used for allocating such services is reasonable. These costs may have been different had the Company operated as a separate stand alone entity during the period presented. Netzee did not charge the Company interest for parent advances made between February 29, 2000 and September 30, 2001.

       All share amounts in these financial statements reflect the effect of a one for eight stock split by Netzee, effective May 16, 2001.


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       USE OF ESTIMATES
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


       CASH
       The Company participates in the centralized cash management system used by Netzee to finance its operations. Cash deposits received by the Company are transferred to Netzee on a daily basis and Netzee funds the Company's disbursements as required. Therefore, no cash or cash equivalents are reflected in the Company's financial statements.

       PROPERTY AND EQUIPMENT
       Property and equipment is recorded at cost, less accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred while those relating to major improvements are treated as capital additions and depreciated over the remaining useful life of the related asset. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period.

       Depreciation is computed using the straight-line method over the following estimated useful lives:

                  Computer equipment                                        3-5 years
                  Computer software                                         3-5 years
                  Office equipment and furniture                           3-10 years
                  Leasehold improvements                             Over minimum lease term

       INCOME TAXES
       The Company is not a separate taxable entity for income tax purposes, as the operations are included in Netzee's tax returns. However, the income tax provision in the accompanying financial statements has been calculated on a separate return basis.

       An asset and liability approach is used to recognize deferred tax assets and liabilities for the future tax consequences of items that have already been recognized in its financial statements and tax return. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

       REVENUE RECOGNITION
       The Company provides its financial information on a subscription basis, pursuant to which the Company collects license and maintenance fees for services rendered typically on a monthly basis. The revenue from these arrangements is recognized as the services are rendered.

       CONCENTRATIONS OF CREDIT RISK
       Concentrations of credit risk exist with respect to accounts receivable. A significant portion of the Company's receivables are attributable to a limited number of clients. At December 31, 2000, three clients accounted for 14%, 13% and 10%, respectively, of the accounts receivable balance.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


       STOCK-BASED COMPENSATION
       The Company participated in Netzee's stock-based compensation plans. In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to account for stock-based compensation plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company discloses the summary of pro forma effects on reported net loss for the period from February 29, 2000 through December 31, 2000 as if the Company had elected to recognize compensation cost based on the fair value of the options granted by Netzee to employees of Digital Visions prescribed by SFAS 123.


3.     ACQUISITION

       On February 28, 2000, Netzee, Inc. agreed to acquire substantially all the assets of Digital Visions, Inc. and assume certain liabilities in exchange for 104,809 shares of Netzee common stock and the exchange of 8,802 employee stock options to purchase Netzee common stock in exchange for outstanding employee stock options of Digital Visions, Inc. The acquisition was consummated March 7, 2000, but for accounting purposes the transaction was treated as effective February 28, 2000. The activity during the intervening period was not material. In conjunction with the acquisition, Netzee paid compensation of approximately $200 to an investment banker. The purchase price of the Predecessor Company was $21,924 and was determined based on the fair value of the shares of common stock issued and the fair value of options exchanged plus acquisition costs.

       The purchase price was allocated to the assets acquired and liabilities assumed based on the fair value of the Predecessor Company's current assets, property and equipment and liabilities. The excess of the purchase price over the fair value of liabilities assumed has been allocated to goodwill and intangible assets. The allocation of purchase price is as follows:

               Liabilities assumed                                   $(4,239)
               Deferred tax liability, net                            (6,288)
               Assembled workforce                                      1,390
               Acquired technology                                     24,254
               Goodwill                                                 6,288
               Other assets acquired                                      519
                                                                     --------
                                                                     $ 21,924
                                                                     ========

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


       This acquisition has been accounted for under the purchase method of accounting. The goodwill and intangible assets acquired are being amortized over their estimated useful life, which is three years.

       Amortization expense associated with goodwill was $1,747, $1,223 and $1,572 for the periods February 29, 2000 through December 31, 2000, February 29, 2000 through September 30, 2000, and January 1, 2001 through September 30, 2001, respectively. Amortization expense associated with intangible assets was $7,123, $4,986 and $6,411 for the periods February 29, 2000 through December 31, 2000, February 29, 2000 through September 30, 2000, and January 1, 2001 through September 30, 2001, respectively.

       On November 2, 1998, the Predecessor Company acquired the assets and assumed the liabilities of PortPro Systems, Inc. ("PSI") for an aggregate purchase price of $1,508. The purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values. The excess of the purchase price over the fair value of liabilities assumed was allocated to acquired technology and was being amortized over the estimated economic life of three years. For the period from January 1, 2000 through February 28, 2000 amortization of this acquired technology was $55.


4.     PROPERTY AND EQUIPMENT
                                                DECEMBER 31,        SEPTEMBER 30,
                                                    2000                 2001
                                                                     (UNAUDITED)

       Computer equipment                            $ 385               $ 467
       Computer software                                65                  84
       Office equipment and furniture                  182                 182
       Leasehold improvements                           41                  39
                                                     -----               -----
                                                       673                 772
       Less - accumulated depreciation and
         amortization                                 (118)               (261)
                                                     -----               -----

       Property and equipment, net                   $ 555               $ 511
                                                     -----               -----


       Depreciation expense for the period from January 1, 2000 through February 28, 2000, February 29, 2000 through December 31, 2000, and January 1, 2001 through September 30, 2001 was $13, $118 and $143 (unaudited), respectively.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


5.     COMMITMENTS AND CONTINGENCIES

       LEASES
       The Company leases office space, equipment and vehicles under various noncancelable operating lease agreements. Terms of the facility lease provide for escalating payments in future years.

       Future minimum lease payments required over the next five years under operating lease agreements are as follows:

            2001                                                          $  250
            2002                                                             250
            2003                                                             250
            2004                                                             250
            2005 and thereafter                                               83
                                                                          ------
                                                                          $1,083
                                                                          ======



       Rent expense for the period from January 1, 2000 through February 28, 2000 and February 29, 2000 through December 31, 2000 was $37 and $204, respectively.


6.     DEBT
       At December 31, 1999 the Predecessor Company had the following debt outstanding:

            Borrowings under line of credit (9.5%)                                           $1,525
            Revolving credit notes to bank (9.5%)                                             1,760
            Revolving credit notes to bank (9.5%), net of discount of $83                       682
            Subordinated notes to investors (12.5%)                                           1,000
                                                                                             ------
                                                                                             $4,967
                                                                                             ======



       All such debt has been repaid in 2000. Amortization of debt discount for the period January 1, 2000 through February 28, 2000 was $83.

7.     PREFERRED STOCK AND WARRANTS

       At December 31, 1999, the Predecessor Company had 650,852 shares of 10% mandatorily redeemable convertible cumulative preferred stock outstanding with a stated value of $3.35 per share. Dividends on the preferred shares accumulated based on 10% of stated value and $100 of dividends accumulated through February 28, 2000 were paid in February 2000. Each share of preferred stock was converted into one share of common stock at the time of Netzee's acquisition of the Company.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)


       In conjunction with the borrowings and issuance of preferred stock, the Predecessor Company issued warrants to purchase 1,306,636 shares of common stock at exercise prices ranging from $0.01 to $4.00 per share. The warrants had a weighted exercise price of $1.86. All warrants were exercised at the time of Netzee's acquisition of the Predecessor Company.


8.     INCOME TAXES

       The difference between the statutory U.S. federal income tax rate at 34% and the Company's effective tax rate for the period from January 1, 2000 through February 28, 2000 and February 29, 2000 to December 31, 2000 is as follows:

                                                                  JANUARY 1,             FEBRUARY 29,
                                                                     2000                   2000
                                                                   THROUGH                 THOUGH
                                                                 FEBRUARY 28,            DECEMBER 31,
                                                                     2000                    2000

                         Benefit at statutory rate                   (34.0)%              (34.0)%
                         State income tax, net                        (4.0)                (4.0)
                         Non deductible goodwill                        --                  5.6
                         Change in valuation allowance                38.0                   --
                                                                    ------               ------

                           Provision for income taxes                  0.0%               (32.4)%
                                                                    ======               ======


       The significant components of the Company's deferred income tax assets and liabilities at December 31, 2000 are as follows:

                         Gross deferred tax assets:
                           Net operating loss carryforward              $ 4,545
                           Other                                             49
                                                                        -------
                                                                          4,594
                                                                        -------
                         Gross deferred tax liabilities:
                           Acquired technology                            7,038
                           Fixed assets                                      75
                                                                        -------
                                                                          7,113
                                                                        -------
                         Net deferred tax liability                      (2,519)

                         Less:  valuation allowance                          --
                                                                        -------
                                                                        $(2,519)
                                                                        =======



       The Company is not a separate taxable entity. For income tax purposes, the Company's results were reported in Netzee's consolidated tax return. Beginning February 29, 2000, the income tax

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

       provision has been calculated as if the Company filed separate tax returns.


9.     EMPLOYEE STOCK PLANS

       Digital Visions employees participated in the Digital Visions Stock Plan ("DV Plan") from January 1, 2000 through February 28, 2000. From February 29, 2000 through December 31, 2000, employees were eligible to receive options pursuant to the Netzee Inc. Stock Option Plan ("Netzee Plan"). Transactions under the DV and Netzee Plans related to Digital Visions employees for the period from January 1, 2000 through December 31, 2000 are summarized as follows:

                                                             WEIGHTED
                                                             AVERAGE
                                               NUMBER OF     EXERCISE
                                                OPTIONS       PRICE

       Outstanding as of January 1, 2000        337,675      $  2.34
         Granted                                 21,500         3.35
         Exchanged at acquisition              (359,175)       (2.40)
                                               --------      -------

       Outstanding as of February 28, 2000           --      $    --
                                               --------      -------

       Issued at acquisition                      8,802      $177.04
         Granted                                 39,950        75.59
         Cancelled                               (2,293)      (91.36)
                                               --------      -------

       Outstanding as of December 31, 2000       46,459      $106.19
                                               --------      -------



       Options under the plans are granted at fair market value on the date of the grant and are generally exercisable in equal cumulative installments over a four-to-ten year period beginning one year after the date of grant. The weighted average grant-date fair value of options granted for the period from January 1, 2000 through February 28, 2000 and February 29, 2000 through December 31, 2000 was $0.93 and $63.41, respectively. The weighted average remaining contractual life of options outstanding under the Netzee Plan at December 31, 2000 was approximately 9.4 years. At December 31, 2000, there were 6,461 options exercisable under the Netzee Plan.

       SFAS No. 123 requires that companies either recognize compensation expense for grants of stock options and other equity instruments based on fair value, or provide pro forma disclosure of net income in the notes to the financial statements. Digital Visions adopted the disclosure provisions of SFAS No. 123. Had compensation cost been determined based on the fair value at the grant date as calculated in accordance with SFAS No. 123, Digital Visions' net loss for the period from January 1, 2000 through February 28, 2000 and February 29, 2000 through December 31, 2000 would have been increased to a pro forma loss of $828 and $8,300, respectively.

DIGITAL VISIONS
(FORMERLY A BUSINESS UNIT OF NETZEE, INC.)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)
--------------------------------------------------------------------------------
       The following assumptions were used in the above computation:

                                                         JANUARY 1, 2000        FEBRUARY 29, 2000
                                                             THROUGH                 THROUGH
                                                           FEBRUARY 28,           DECEMBER 31,
                                                               2000                   2000

     Risk free interest rate                                   6.47%                    5.88%
     Expected volatility                                          0%                     132%
     Expected term                                           5 years                  4 years
     Expected dividend yield                                      --                       --



10.    401(k) PROFIT-SHARING PLAN

       The Company participated in Netzee's defined contribution 401(k) profit sharing plan covering substantially all employees. The 401(k) plan allows eligible employees to contribute up to 15% of their eligible earnings, subject to a statutorily prescribed annual limit. The Company matches 100% of eligible employees' contributions up to a maximum of 6% of their earnings, with the first 4% matched in cash and the next 2% matched with Netzee common stock. For the period from January 1, 2000 through February 28, 2000 and February 29, 2000 through December 31, 2000, the Company contributed approximately $11 and $114, respectively.


11.    IMPAIRMENT CHARGE (UNAUDITED)

       During the nine months ended September 30, 2001, Netzee determined that a triggering event indicating the recoverability of the carrying amount of the intangible assets should be assessed had occurred upon its decision to dispose of certain assets of the Company. The estimated undiscounted future cash flows expected to be generated by the Company's assets were determined to be less than their carrying amount. Therefore in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets", the carrying amounts of the affected assets were reduced to their expected fair value, which resulted in an impairment loss of $14,509.


12.    SUBSEQUENT EVENT (UNAUDITED)

       On November 15, 2001, SS&C Technologies, Inc. acquired substantially all of the assets and assumed certain liabilities of the Company, for approximately $1,350 in cash.